Exhibit 10(n)
FOURTH AMENDMENT
TO THE
HARRIS CORPORATION
MASTER RABBI TRUST AGREEMENT
     WHEREAS, HARRIS CORPORATION (the “Company”) and THE NORTHERN TRUST COMPANY, an Illinois corporation of Chicago, Illinois (the “Trustee”), executed the Harris Corporation Master Rabbi Trust Agreement (the “Trust”), effective the 2nd day of December, 2003 and;
     WHEREAS, the Company and the Trustee desire to amend the Trust pursuant to Section 12 thereof to change the definition of Change in Control; and
     WHEREAS, the Company and the Trustee desire that such amendment be effective as of August 28, 2010;
     NOW, THEREFORE, the sections of the Trust set forth below are amended, effective as of August 28, 2010, as follows, but all other sections of the Trust shall remain in full force and effect.
1.	Section 13(e) shall be deleted in its entirety and replaced with the following:

“For purposes of this Trust Agreement, a “Change in Control” shall be deemed to have occurred if:
     (i) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (a) by the Company or any Subsidiary, (b) by any employee benefit plan sponsored or maintained by the Company or any Subsidiary, (c) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (d) pursuant to a Non-Control Transaction (as defined in paragraph (iii));
     (ii) individuals who, on July 3, 2010, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to July 3, 2010, whose appointment, election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors who remain on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall also be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
     (iii) there is consummated a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any such type of transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders (whether for such transaction or the issuance of securities in the transaction or otherwise) (a “Business Combination”), unless immediately following such Business Combination: (a) more than 60% of the total voting power of the corporation resulting from such Business Combination (including, without limitation, any company which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities) eligible to elect directors of such corporation is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (b) no person (other than any publicly traded holding company resulting from such Business Combination, or any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination)) becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination, and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the conditions specified in (a), (b) and (c) shall be deemed to be a “Non-Control Transaction”);
     (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or
     (v) the Company consummates a direct or indirect sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries.
     Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.
     For the purposes of this definition of “Change in Control” the term “Board” shall mean the Board of Directors of the Company and the term “Subsidiary” shall mean any entity of which the Company owns or controls, either directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors or of comparable equity participation and voting power.”

     IN WITNESS WHEREOF, the Company and the Trustee have caused this Fourth Amendment to be executed and their respective corporate seals to be affixed and attested by their respective corporate officers on this 27th day of October, 2010.

HARRIS CORPORATION
By:	/s/ Jeffrey S. Shuman
Jeffrey S. Shuman
Senior Vice President, Human Resources and Corporate Relations

ATTEST
The undersigned, Scott T. Mikuen, does hereby certify that he is the duly elected, qualified and acting Secretary of Harris Corporation (the “Company”) and further certifies that the person whose signature appears above is a duly elected, qualified and acting officer of the Company with full power and authority to execute this Trust Amendment on behalf of the Company and to take such other actions and execute such other documents as may be necessary to effectuate this Amendment. Pursuant to Section 12 of the Trust, the undersigned further certifies that this Trust Amendment does not conflict with the terms of any Plan as defined in the Trust. The undersigned further represents that The Northern Trust Company may conclusively rely on this certification.

/s/ Scott T. Mikuen
Scott T. Mikuen
Secretary Harris Corporation

THE NORTHERN TRUST COMPANY
By:	/s/ Clarke Gagliardi
Its: VP

ATTEST:
/s/ Robert F. Draths, Jr.
Its: Assistant Secretary